UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 31, 2006

Medicsight, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

46 Berkeley Square, London, United Kingdom		W1J 5AT
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2006 Paul Gothard resigned as Chief Financial Officer and director of Medicsight, Inc (“the Company”) to concentrate on his other business interests following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission.

On April 3, 2006 Glyn Thomas was appointed as Chief Financial Officer and director of the Company and was awarded a contract of employment consisting of an annual salary of $120,000 with no additional benefits or bonus scheme.

Currently Glyn is the Chief Financial Officer of Accsys Technologies group and a director of Fairfax I.S. Limited, a London based corporate finance house authorized and regulated by the UK Financial Services Authority, and a Member of the London Stock Exchange. Glyn was previously employed by Company’s majority owned subsidiary, Medicsight PLC, between December 2002 and January 2005.

Glyn has held senior financial positions with businesses in a range of sectors over the last 25 years – across manufacturing, retailing, media, publishing and financial services. After qualifying as a Chartered Accountant with Peat Marwick Mitchell, his career has included appointments as Director of Corporate Finance for Rothmans International PLC, Director of Financial Operations for Kingfisher plc, Chief Financial Officer for Thomas Cook and the Director of Finance & Business Affairs at the BBC.

He has combined experience of corporate functions in blue chip multinationals with leading the successful entrepreneurial growth of new business ventures in consumer finance, retail insurance and international trade. During the past six years he has worked in a number of new start-up businesses engaged in fund management, new chemical process technology, telecoms, marketing technology, medical diagnostics and sales management software.

Glyn has also held a number of non-executive positions, in the mining, telecoms and technology fields, with experience of setting up and chairing both audit and nomination & remuneration committees.

About Medicsight

Medicsight develops enterprise-wide computer-aided detection (CAD) software that is used by the medical imaging market to aid in earlier detection of disease. Tested on one of the world’s largest databases of CT scan data, Medicsight’s software solutions help clinicians identify, measure, and analyze suspicious pathology, such as colorectal polyps and lung lesions. The company’s FDA-approved CAD products include ColonCAD, the first CAD technology available for CT colonography, and LungCAD. Both products include a concurrent-read feature that allows clinicians to review the original image simultaneously with the Medicsight CAD findings, which results in improved workflow and productivity. Medicsight continues to develop CAD software for a variety of disease states that can help in the early detection of disease and ultimately improve patient outcomes. Headquartered in London, Medicsight employs more than 60 people and also has offices in the United States, Gibraltar, Japan, and China. Product and company information can be found on www.medicsight.com. Stock symbol: AMEX:MGT

All forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities litigation Reform Act of 1995. Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Potential risks and uncertainties include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Tim Paterson-Brown
Tim Paterson-Brown
Chief Executive Officer
Date: April 7, 2006